Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines the consolidated historical balance sheet of etrials and the historical balance sheet of CEA as of December 31, 2005 giving effect to the merger of etrials and CEA pursuant to the merger agreement, as if the merger had been consummated on December 31, 2005. The following unaudited pro forma condensed consolidated statement of operations combines the historical statements of operations of etrials and CEA for the year ended December 31, 2005, giving effect to the merger, as if it had occurred on January 1, 2005.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2005 from the audited financial statements of etrials and CEA for that year. Neither etrials nor CEA assumes any responsibility for the accuracy or completeness of the information provided by the other party. This information should be read together with the etrials audited financial statements and related notes included as Exhibit 99.1 to the Current Report on Form 8-K with which this Exhibit is filed and the CEA audited financial statements included in CEA Form 10-KSB under CEA Consolidated Financial Statements.

The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable, and expected to have a continuing impact on the combined results.

The unaudited pro forma consolidated information is for illustrative purposes only. The financial results may have been different had the companies always been combined. Because the plans for these activities have not been finalized, we are not able to reasonably quantify the cost of such activities. You should not rely on the pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies always been consolidated or the future results that the combined company will experience.

The following information should be read in conjunction with the pro forma condensed consolidated statements:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial statements.

•	Separate historical consolidated financial statements of etrials for the year ended December 31, 2005 included elsewhere in this document.

•	Separate historical financial statements of CEA for the year ended December 31, 2005 included in CEA’s form 10-KSB filed with the SEC on February 8, 2006.

The unaudited pro forma condensed consolidated financial statements were prepared using the reverse acquisition treatment under the purchase method of accounting with etrials treated as the accounting acquirer. Accordingly, the assets and liabilities of CEA have been presented at their historical cost (which is considered to be the equivalent of estimated fair value) with no goodwill or other intangible assets recorded and no increment in stockholder’s equity.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2005
(In thousands)

						Pro Forma
	etrials	CEA	Adjustments			Consolidated
Assets
Cash and cash equivalents	$1,650	$8	$21,278	(a	)	$22,093
			112	(j	)
			(955)	(i	)
US Government Securities held in Trust Fund	-	21,278	(21,278)	(a	)	-
Other current assets	2,866	86	-			2,952
Total current assets	4,516	21,372	(843)			25,045
Deferred acquistion costs	793	441	(1,234)	(i	)	-
Other assets	9,600	-	-			9,600
Total assets	$14,909	$21,813	$(2,077)			$34,645

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities	$4,728	$384	$(344)	(i	)	$4,768
Long-term capital leases	121	-	-			121
Long-term debt	140	-	-			140
Total liabilities	4,989	384	(344)			5,029
Common stock subject to conversion	-	4,269	(4,269)	(e	)	-
Series A redeemable convertible preferred stock	11,715	-	(11,715)	(c	)	-
Series B redeemable convertible preferred stock	1,933	-	(1,933)	(c	)	-
Stockholders’ (deficit) equity:
Common stock	1	1	(1)	(c	)	1
Warrants	1,763	-	(1,763)	(d	)	-
Additional paid-in capital	17,942	17,145	14	(b	)	53,049
			13,649	(c	)
			1,763	(d	)
			4,269	(e	)
			(1,845)	(i	)
Deferred compensation	(207)	-	112	(j	)	(207)
Prepaid software application-hosting discount	(140)	-	-			(140)
Accumulated other comprehensive income	(2)	-	-			(2)
Accumulated (deficit) equity	(23,085)	14	(14)	(b	)	(23,085)
Total stockholders’ (deficit) equity	(3,728)	17,160	16,184			29,616
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$14,909	$21,813	$(2,077)			$34,645

See notes to unaudited pro forma condensed consolidated financial statements.

Unaudited Pro Forma Condensed Statement of Operations
Year Ended December 31, 2005
(In thousands except for per share amounts)

						Pro Forma
	etrials	CEA	Adjustments			Consolidated

Revenues	$13,623	$-	$-			$13,623
Costs and expenses:
Costs of revenues	6,404	-	-			6,404
Sales and marketing	3,149	-	-			3,149
General and administrative	3,276	412	-			3,688
Amortization of intangible assets	559	-	-			559
Research and development	1,519	-	-			1,519
Total costs and expenses	14,907	412	-			15,319
Operating loss	(1,284)	(412)	-			(1,696)
Other expenses (income):
Interest expense	62	-	-			62
Interest income	(8)	(611)	-			(619)
Other (income) expense	(6)	-	-			(6)
Total other expenses (income), net	48	(611)	-			(563)
Income taxes	-	4	-			4
Net (loss) income	(1,332)	195	-			(1,137)
Dividends and accretion of preferred stock	(1,153)	-	1,153	(f	)	-
Accretion of Trust Fund	-	(122)	122	(g	)	-
Net loss attributable to common stockholders	$(2,485)	$73	$1,275			$(1,137)

Pro forma loss per share (h):						$(0.09)

See notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The merger agreement provided for a business combination transaction by means of a merger between CEA and etrials in which etrials was the surviving entity and became a wholly owned subsidiary of CEA. This was accomplished through an exchange of all the issued and outstanding shares of capital stock of etrials for shares of common stock and warrants of CEA.

The merger will be accounted for as a reverse acquisition application of the purchase method of accounting by CEA with etrials treated as the accounting acquirer. Under the reverse acquisition method of accounting, the assets and liabilities of CEA will be recorded as of the acquisition date, at their respective historical cost, which is considered to be the equivalent of fair value, and added to those of etrials, with no goodwill or other intangible assets recorded and no increment in combined stockholders’ equity. The reported results of operations of CEA after completion of the acquisition will reflect the historical results of operations of etrials.

All amounts and balances have been rounded and presented to nearest thousands except per share data.

NOTE 2. PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading “Pro Forma Adjustments” include the following:

(a)	Release of funds held in trust by CEA to operating cash account.

(b)	Eliminate the accumulated deficit of CEA as the accounting acquiree under the reverse acquisition application of the purchase method of accounting.

(c)	To reflect issuance of CEA common stock in exchange for outstanding shares of etrials’ common stock and redeemable convertible preferred stock.

(d)	To reflect the assumed cashless exercise of warrants to purchase etrials’ common stock and subsequent exchange of CEA common stock.

(e)	To reclassify common stock subject to conversion to additional paid-in capital.

(f)	To eliminate dividends and accretion of preferred stock as a result of the issuance of CEA common stock in exchange for the outstanding shares of etrials’ redeemable convertible preferred stock.

(g)	To reflect elimination of the accretion of Trust Fund relating to common stock subject to possible conversion.

(h)	Pro forma net loss attributable to common stockholders per share was calculated by dividing the pro forma net loss by the weighted average number of common shares outstanding per the table below.

(i)
To reflect approximately $1,845,000 of transaction costs, including but not limited to, fees for financial advisors, accountants and attorneys, and other related costs. As of December 31, 2005, approximately $1,234,000 of transaction costs had been incurred by the two parties which has been reflected within deferred acquisition costs. Of the $1,234,000 in transaction costs incurred, approximately $890,000 had been paid in cash and $344,000 is accrued within current liabilities at December 31, 2005. The two companies made cash payments of approximately $955,000 subsequent to December 31, 2005, which includes the $344,000 recorded within current liabilities at December 31, 2005.

(j)	Reflects the cash proceeds from the exercise of options and warrants to purchase common stock prior to the merger.

The following summarizes the computation of the pro forma weighted average number of shares outstanding.

Assumed Weighted Average Shares Outstanding
etrials	7,446,360
CEA	4,900,000
Pro forma weighted average number of shares outstanding	12,346,360

Options and warrants have not been considered since the effect would have been anti-dilutive.